Exhibit 99.1

NewsRelease

TC PipeLines, LP Completes Acquisition of Additional Interests in GTN and Bison

HOUSTON, Texas – July 2, 2013 – TC PipeLines, LP (NYSE: TCP) (the Partnership) today announced the closing  of its acquisition of an additional 45 percent interest in each of Gas Transmission Northwest LLC (GTN) and Bison Pipeline LLC (Bison) from subsidiaries of TransCanada Corporation (TSX, NYSE: TRP).  The acquisition is expected to be immediately accretive to Partnership cash flows and earnings.

The Partnership funded the $1.05 billion acquisition with net proceeds of approximately $381 million from its equity offering in May, a new five year $500 million term loan from the Partnership’s syndicate of lenders, $146 million of existing debt at GTN and the balance of $23 million drawn from its credit facility.

TC PipeLines, LP is a Delaware master limited partnership with interests in 5,560 miles of federally regulated U.S. interstate natural gas pipelines which serve markets across the United States and Eastern Canada. This includes significant interests in Great Lakes Gas Transmission Limited Partnership, Northern Border Pipeline Company, Gas Transmission Northwest LLC and Bison Pipeline LLC. The Partnership also wholly owns North Baja Pipeline, LLC and Tuscarora Gas Transmission Company. The Partnership is managed by its general partner, TC PipeLines GP, Inc., an indirect wholly-owned subsidiary of TransCanada Corporation (NYSE: TRP). TC PipeLines GP, Inc. and another TransCanada subsidiary also hold common units of TC PipeLines, LP. For more information about TC PipeLines, LP, visit the Partnership’s website at www.tcpipelineslp.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “seeks,” “believes,” “estimates” and other words or expressions of similar reference to future periods.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results may differ materially from those contemplated by the forward-looking statements.  We caution you against relying on any of these forward-looking statements.  They are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward looking statements include but are not limited to:  our ability to identify and complete expansion projects and other accretive growth opportunities; failure to receive the necessary regulatory approval; failure of the acquisition to be immediately accretive to cash per common unit generated from operations; timing of the completion of the acquisition; changes to management’s plans and objectives; demand for natural gas; availability and location of natural gas supplies in the United States and Canada; natural gas prices and regional differences; increases in operational or compliance costs resulting from changes in environmental and other regulations affecting our pipeline systems; weather conditions; the outcome of rate proceedings; and changes in taxation of master limited partnerships.  Any forward-looking statement made in this release speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may occur from time-to-time and it is not possible to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Media Inquiries:	Shawn Howard /Grady Semmens	403.920.7859
Unitholder and Analyst Inquiries:	Rhonda Amundson	877.290.2772 investor_relations@tcpipelineslp.com